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                                                                    EXHIBIT 99.4


                                 AMENDMENT NO. 2
                                       TO
                            STOCK PURCHASE AGREEMENT


      AMENDMENT NO. 2 (this "AMENDMENT") dated as of October 31, 2001 to Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") dated as of August 23, 2001 between HEALTHSTAR HOLDINGS LLC, a New Jersey limited liability Corporation ("HOLDINGS") and BIONUTRICS, INC., a Nevada corporation ("BNRX" or the "CORPORATION") as amended by Amendment No. 1 dated as of August 23, 2001 (the "FIRST AMENDMENT") by and among Holdings, BNRX and the purchasers of shares of Common Stock of the Corporation whose names appear on that certain accession agreement who will agree to be bound by the Stock Purchase Agreement, as amended (collectively, the "INVESTORS").


                                   BACKGROUND

      A. Section 10.9 of the Stock Purchase Agreement provides that Holdings and BNRX may amend the Stock Purchase Agreement by an agreement in writing signed by both parties.

      B. Further, the parties hereto have agreed to certain additional matters in connection with the Closing of the Stock Purchase Agreement which they desire to formalize and reduce to writing as set forth in this Amendment.

      NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. DEFINITIONS. Unless otherwise set forth herein, all capitalized terms shall have the meaning ascribed to them in the Stock Purchase Agreement and the First Amendment.

      2. SHAREHOLDERS AGREEMENT. The form of the Shareholders Agreement referred to in Section 7.1(b) of the Stock Purchase Agreement shall be in the form as the parties hereto shall mutually agree on or before the Initial Closing.

      3. RANGE OF PURCHASED SHARES TO BE SOLD; MULTIPLE CLOSINGS. Sections 1.1, 1.2 and 1.3 of the Stock Purchase Agreement, as amended by the First Amendment, are hereby further amended and restated to read in their entirety as follows:

                              "1.1 Sale of Purchased Shares. Subject to the
                  terms and conditions to closing set forth in the Stock Purchase Agreement, as amended, BNRX does hereby agree to issue, sell, convey, transfer and deliver to (A) Holdings, at the Initial Closing (as defined below), 5,227,000 shares of BNRX common stock, together with the right to purchase up to 95,333 shares at $1.00 per share upon the exercise of any currently outstanding options or warrants exercisable at $20.00 or above
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                  but only to the extent that such exercise would cause the
                  total number of shares outstanding (excluding the investment by the Investors and conversion of certain outstanding debt) to exceed 5,227,000 shares before taking into consideration the shares sold to Holdings (as defined)(the "HOLDINGS SHARES") and (B) the Investors, at the Initial Closing or at a Subsequent Closing (as defined below), such number of shares of BNRX common stock as shall equal a collective minimum of 6,500,000 shares (the "MINIMUM PURCHASED SHARES") up to a collective maximum of 10,000,000 shares (collectively referred to herein as the "INVESTOR PURCHASED SHARES"). The Holdings Shares and the Investor Purchased Shares are collectively referred to as the "PURCHASED SHARES"). At the Initial Closing, the Corporation shall deliver to Holdings a certificate representing the Holdings Shares. The certificates representing the Investor Purchased Shares shall be delivered to the Investors at the Initial Closing or at one or more Subsequent Closings, as the case may be, in such denominations as shall be designated on the signature page to the Accession Agreement."

                              "1.2 Purchase Price and Payment. The purchase
                  price for the Purchased Shares is $1.00 per share. In full consideration for the sale of the Purchased Shares, and the representations, covenants and agreements of BNRX set forth in the Stock Purchase Agreement, as amended, at the Initial Closing, Holdings shall execute and deliver to BNRX a full recourse, five year, interest-bearing promissory note in the principal amount of $5,227,000, in such form as the parties hereto shall mutually agree on or prior to the Initial Closing and the Investors shall pay to BNRX at the Initial or any Subsequent Closing $1.00 for each Purchased Share in cash by wire transfer."

                              "1.3 Closing. The initial closing of the
                  transactions contemplated by the Stock Purchase Agreement, as amended, in an amount of at least the Holdings Shares and the Minimum Purchased Shares (the "INITIAL CLOSING") shall occur on or before November 30, 2001 (as may be extended pursuant to Section 9.1(b) but no later than January 1, 2002) or such other time and date as the parties hereto shall designate in writing (the "INITIAL CLOSING Date"). Thereafter, one or more subsequent closings of the transactions contemplated by the Stock Purchase Agreement, as amended, each of an amount of no less than one hundred thousand (100,000) Purchased Shares, shall occur on or before January 30, 2002 (each a "SUBSEQUENT CLOSINGS"); provided however that Holdings may extend the Initial Closing Date in its sole discretion if any of the conditions to Holdings' obligation to close set forth in Article


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                  V of the Stock Purchase Agreement, as amended, are not
                  satisfied in Holding's sole and absolute discretion. Closings shall occur at Holdings' offices located at 100 Woodbridge Center Drive Suite 202, Woodbridge, New Jersey 07095 or such other location as Holdings may advise the Corporation in writing.

      4. STOCK OPTION ELIMINATED. Section 4.9 of the Stock Purchase Agreement is hereby deleted in its entirety, including any references to the Holdings Option as may appear in the Stock Purchase Agreement, as amended.

      5. CORPORATION TO BE DIRECT PARTY TO HEALTHSTAR COMMUNICATIONS, INC. STRATEGIC AGREEMENTS. Paragraph 4 of Amendment No. 1 to the Stock Purchase Agreement is hereby amended and restated to read in its entirety as follows:

                  "At the Initial Closing, BNRX agrees to enter into each of that certain Acquisition Agreement, the Co-Promotion Agreement, and Resources Services Agreement (collectively, the "STRATEGIC AGREEMENTS"), in each case with HealthSTAR Communications, Inc. in the form as the parties hereto shall mutually agree on or before the Initial Closing."

      6. PURCHASE OF ASSETS IN THE FIELD OF PHARMACEUTICAL MARKETING SERVICES. The BNRX Board of Directors has approved an acquisition of an affiliate of HealthSTAR Communications Inc.("HCI") and Holdings by which BNRX will acquire certain assets in the field of pharmaceutical marketing services (the "INITIAL ACQUISITION"). It shall be a condition to the obligation of Holdings and the Investors to close the Stock Purchase Agreement, as amended, that: (i) the Corporation shall have entered into an asset purchase agreement for the Initial Acquisition on terms acceptable to Holdings; and (ii) the Board shall have received the fairness opinion contemplated by Section 6.5 of the Stock Purchase Agreement, as amended.

      7. ALL OTHER TERMS. All other terms of the Agreement and the First Amendment shall remain in full force and effect.

      8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

HEALTHSTAR HOLDING LLC                        BIONUTRICS, INC.


By:                                           By:
   -----------------------------                 ------------------------------
Name:  Jerry Brager                           Name:  Ronald Howard Lane, Ph.D.
Title:  Chairman                              Title:  Chairman and Chief
                                              Executive Officer



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